Filed Pursuant to Rule 424(b)(7)

Registration No. 333-291148

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 10, 2025)

LIFEWAY FOODS, INC.

3,454,756 shares of Common Stock

____________________________

The selling stockholder (the “Selling Stockholder”) named herein is offering 3,454,756 shares of our common stock, no par value (“Common Stock”). We will not receive any of the proceeds from the sale of the shares of Common Stock being sold by the Selling Stockholder, but we have agreed to pay certain registration expenses.

Subject to the successful completion of this offering, we have agreed to repurchase up to $5 million of shares of our Common Stock that are subject to this offering from the underwriter.

Our Common Stock is traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “LWAY.” On May 13, 2026, the last reported sale price of our Common Stock on Nasdaq was $27.25 per share.

	Per Share	Total
Public offering price	$19.50	$67,367,742.00
Underwriting discounts and commissions (1)	$1.075	$3,713,862.70
Proceeds, before expenses, to the Selling Stockholder	$18.425	$63,653,879.30

(1) See the section titled “Underwriting” for additional information regarding total underwriter compensation.

The underwriter has agreed to purchase shares of our Common Stock from the Selling Stockholder at a price of $18.425 per share, which will result in approximately $63.6 million of proceeds to the Selling Stockholder, before expenses. See “Underwriting.”

Investing in our Common Stock involves risks. You should carefully read and consider “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Common Stock on or about May 19, 2026, which will be the third business day following the initial trade date for the Common Stock sold in this offering (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Common Stock purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Common Stock who wish to trade such Common Stock prior to the business day preceding the settlement date should consult their own advisors.

Sole Book-Running Manager

BTIG

Prospectus Supplement dated May 14, 2026.

TABLE OF CONTENTS

Prospectus SUPPLEMENT

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Stockholder may from time to time, in one or more offerings, sell any and all of the shares of Common Stock described in this prospectus. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein or therein. Neither we, the Selling Stockholder, nor the Underwriter has authorized any other person to give any information or to represent anything not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them.

The information contained in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference is current only as of the date of the applicable document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we, nor the Selling Stockholder are, and the Underwriter is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should read carefully the entire prospectus supplement and the accompanying prospectus supplement, as well as the documents incorporated herein and therein by reference, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. These documents contain important information that you should consider when making your investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise expressly stated or the context otherwise requires, the “Company,” “we,” “us,” and “our” as used herein refer to Lifeway Foods, Inc. and its subsidiaries.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-2

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC and other information concerning us are also available to the public on our website at http://www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus supplement and the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

S-3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026 (our “Form 10-K”);

•

the information specifically incorporated by reference into our annual report for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2026;

•	our Current Report on Form 8-K filed with the SEC on March 11, 2026 with respect to the portions of such filing that were filed and not furnished; and

•	the description of our Common Stock contained in Exhibit 4.1 to our Form 10-K, and any subsequent amendments and reports to update that description.

All documents that we file (but not that information that we furnish under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are that are related to such items) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus and any documents previously filed with the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

Attention: Secretary

Telephone (847) 967-1010

You may also obtain copies of these filings, at no cost, by accessing our website at https://lifewaykefir.com/investor-relations/; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

S-4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate herein and therein by reference each contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect our current views with respect to, among other things, future events and performance. These statements may discuss, among other things, our net sales, gross margin, operating expenses, operating income, net income, adjusted EBITDA, cash flow, financial condition, financings, impairments, expenditures, growth, strategies, plans, achievements, dividends, capital structure, organizational structure, future store openings, market opportunities and general market and industry conditions. We generally identify forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement.

These risks and uncertainties include those risks, uncertainties and factors discussed in the “Risk Factors” section of our Form 10-K and in documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement or the accompanying prospectus, and incorporated herein or therein by reference. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable securities laws and regulations.

S-5

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the section titled “Risk Factors” of this prospectus supplement and in our annual report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. See the section titled “Cautionary Statement Regarding Forward Looking Statements” for more information.

As used in this prospectus supplement and the accompanying prospectus, references to the "Company," "Lifeway," "we," "us," "our" and similar terms refer to Lifeway Foods, Inc. and its subsidiaries.

Overview

Lifeway was founded in 1986 by Michael Smolyansky, ten years after he and his family emigrated from Eastern Europe to the United States. Lifeway was the first to successfully introduce kefir to the U.S. consumer on a commercial scale, initially catering to ethnic consumers in the Chicago, Illinois metropolitan area. Lifeway has grown to become the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

Our primary product is drinkable kefir, a cultured dairy product. Lifeway Kefir is tart and tangy, high in protein, calcium and vitamin D. The Company manufactures (directly or through a co-manufacturer) and markets products under the Lifeway, Fresh Made, and GlenOaks Farms brand names, as well as under private labels on behalf of certain customers.

The Company’s product categories are:

•	Drinkable Kefir, a cultured dairy product sold in a variety of organic and non-organic sizes, flavors, and types.

•	European-style soft cheeses, including farmer cheese, white cheese, and Sweet Kiss.

•	Cream and other, which primarily consists of cream, a byproduct of raw milk processing.

•	Drinkable Yogurt, sold in a variety of sizes and flavors.

•	ProBugs, a line of kefir products designed for children.

•	Other Dairy, which primarily consists of Fresh Made butter and sour cream.

Our Common Stock is traded on the Nasdaq Global Market under the symbol “LWAY.”

S-6

Share Repurchase

Subject to the successful completion of this offering, we have agreed to repurchase up to $5 million of shares of our Common Stock that are subject to this offering from the underwriter. We refer to this purchase as the share repurchase.

We intend to fund the share repurchase with existing cash on hand. The completion of the share repurchase would be contingent on the satisfaction of customary closing conditions and the completion of this offering.

The description of, and the other information in this prospectus supplement regarding, the potential share repurchase is intended solely for informational purposes. Nothing in this prospectus supplement shall be construed as an offer to sell, or the solicitation of an offer to buy, any of our Common Stock, subject to the potential share repurchase.

Corporate Information

Our principal executive offices are located at 6431 West Oakton St., Morton Grove, IL 60053. Our telephone number is (847) 967-1010. We maintain a website at www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

S-7

THE OFFERING

Selling Stockholder	Danone USA Public Benefit Corporation (formerly known as “Danone North America PBC”) and its affiliates

Common Stock to be sold by the Selling Stockholder in this offering	3,454,756 shares of Common Stock

Common Stock to be held by the Selling Stockholder after this offering	None

Number of shares of Common Stock outstanding before and after the offering assuming the sale of all shares of Common Stock offered	15,281,888[1]

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholder.

Share Repurchase

Subject to the successful completion of this offering, we have agreed to repurchase up to $5 million of shares of our Common Stock that are subject to this offering from the underwriter. We refer to this purchase as the share repurchase.

We intend to fund the share repurchase with existing cash on hand. The completion of the share repurchase would be contingent on the satisfaction of customary closing conditions and the completion of this offering.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth in the section titled “Risk Factors” of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

Nasdaq symbol	LWAY

Payment and settlement	The underwriter expects to deliver the Common Stock on or about May 19, 2026, which will be the third business day following the initial trade date for the Common Stock sold in this offering (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Common Stock purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Common Stock who wish to trade such Common Stock prior to the business day preceding the settlement date should consult their own advisors.

----------------------------------

1 The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights. Does not give effect to any share repurchase.

S-8

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 and in documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus and (ii) set forth below. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” beginning on page S-3 and “Incorporation of Certain Documents by Reference” beginning on page S-4. The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Substantial resales or future issuances of the Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You may incur substantial dilution as a result of certain future equity issuances.

As of April 30, 2026, we had approximately 3.1 million shares of Common Stock available for issuance under our equity incentive plans, of which approximately 0.2 million are subject to outstanding awards. To the extent that these awards or awards issued in the future vest or are exercised, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Provisions of our articles of incorporation and Illinois law could make it more difficult for a third party to acquire us.

Provisions of our articles of incorporation, as well as of Section 11.75 of the Illinois Business Corporations Act (the “ILBCA”), could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

S-9

Our articles of incorporation authorizes the issuance of 2,500,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company’s board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock. Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock. In addition, as described in the risk factor in our Form 10-K titled “Our shareholder rights plan includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable,” our rights plan will cause substantial dilution to any person, entity or group that acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock (or, to the extent any person, entity or group beneficially owned 20% or more of the outstanding shares of Common Stock as of immediately prior to the first public announcement of the adoption of the Rights Agreement (as defined in our Form 10-K), such person, entity or group acquires any additional shares). As a result, the overall effect of the Rights Agreement and the issuance of the rights thereunder may be to discourage any person, entity or group from gaining a control or control-like position in the Company or engaging in other tactics, potentially disadvantaging the interests of the Company’s stockholders, without negotiating with our board of directors and without paying an appropriate control premium to all stockholders.

Under Section 11.75 of the ILBCA, Illinois corporations whose securities are listed on a national securities exchange, like Nasdaq, may not engage in business combinations such as mergers or acquisitions with any interested stockholders, defined as an entity or person beneficially owning 15% or more of our outstanding Common Stock, without obtaining certain prior approvals. As a result of the application of Section 11.75, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby depriving holders of the Company’s securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

We do not currently intend to pay dividends on our Common Stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

At the present time, we intend to use available funds to finance our operations. Our loan agreements also contain provisions which restrict our ability to pay dividends on our Common Stock. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying cash dividends on our Common Stock for the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

S-10

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of shares of Common Stock covered by this prospectus. We will not receive any proceeds from any sale of shares of Common Stock covered by this prospectus by the Selling Stockholder.

S-11

SELLING STOCKHOLDER

Danone USA Public Benefit Corporation is the sole selling stockholder in this offering and is referred to herein as the “Selling Stockholder.” Prior to this offering, the Selling Stockholder beneficially owned approximately 22.61% of our outstanding Common Stock. Immediately following completion of this offering, the Selling Stockholder will not beneficially own any shares of our outstanding Common Stock.

The table below sets forth information regarding the Selling Stockholder’s beneficial ownership of our Common Stock (i) as of April 30, 2026, prior to the offering, and (ii) upon completion of the offering.

Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered	Percentage of Outstanding Common Stock Beneficially Owned, Assuming the Sale of all Shares of Common Stock Offered(2)
Danone USA Public Benefit Corporation (3) 1 Maple Avenue White Plains, NY 10605	3,454,756	22.61%	3,454,756	0	–%

____________________

(1)	The information in this table is based solely on statements in the Selling Stockholder’s Schedule 13D/A No. 11 filed with the SEC on September 30, 2025 or other information made available to the Company by the Selling Stockholder.

(2)	Applicable percentage of ownership is based on 15,281,888 shares of Common Stock issued and outstanding as of April 30, 2026, together with all applicable options, warrants and other securities convertible into shares of Common Stock for the Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after April 30, 2026 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights.

(3)	Danone USA Public Benefit Corporation has sole voting and sole dispositive power with regard to 3,454,756 shares of Common Stock. Danone USA Public Benefit Corporation is a wholly owned subsidiary of Danone S.A. Danone S.A., by virtue of its relationship to Danone USA Public Benefit Corporation, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Danone USA Public Benefit Corporation directly beneficially owns. Danone S.A. disclaims beneficial ownership of such shares of Common Stock for all other purposes.

S-12

underwriting

The Selling Stockholder is offering the shares of Common Stock described in this prospectus supplement through BTIG, LLC (“BTIG”). Subject to the terms and conditions of the underwriting agreement among us, the Selling Stockholder and BTIG (the “Underwriting Agreement”), the Selling Stockholder has agreed to sell to BTIG, and BTIG has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, 3,454,756 shares of Common Stock.

BTIG is committed to purchase all of the shares of Common Stock offered by the Selling Stockholder if they purchase any shares.

The Underwriting Agreement provides that following the completion of this offering, the obligations of BTIG with respect to this offering will be deemed satisfied and BTIG is not bound by any commitment or obligation to offer or sell to the public any securities of the Company. We and the Selling Stockholder have agreed to indemnify BTIG and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that BTIG may be required to make in respect of those liabilities.

Commissions and Discounts

The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by BTIG to the Selling Stockholders per share of Common Stock. The underwriting fee is $1.075 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to BTIG.

Discounts and Commissions to be paid to BTIG
Per Share	$1.075
Total	$3,713,862.70

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $150,000.

A prospectus in electronic format may be made available on the web sites maintained by BTIG or selling group members, if any, participating in the offering. BTIG may allocate a number of shares to itself and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to BTIG and selling group members that may make Internet distributions on the same basis as other allocations.

Extended Settlement

The underwriter expects to deliver the Common Stock on or about May 19, 2026, which will be the third business day following the initial trade date for the Common Stock sold in this offering (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Common Stock purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Common Stock who wish to trade such Common Stock prior to the business day preceding the settlement date should consult their own advisors.

S-13

No Sales of Similar Securities

We have agreed that, during the period ending 60 days after the date of this prospectus supplement, without the prior written consent of BTIG, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii) above. The foregoing sentence shall not apply to (A) the Common Stock to be sold pursuant to the Underwriting Agreement; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date of this prospectus supplement and referred to in the registration statement, the general disclosure package and this prospectus supplement; (C) grants, or settlement in shares of Common Stock, of stock options, stock awards, restricted stock, restricted stock units, performance units, or other equity awards and the issuance of Common Shares in settlement of any such existing award granted pursuant to existing awards granted under employee benefit plans, including any inducement awards, of the Company referred to in the registration statement, the general disclosure package and this prospectus supplement; (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or deferral plan or dividend reinvestment plan referred to in the registration statement, the general disclosure package and this prospectus supplement; or (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto.

Our officers and directors have agreed with BTIG to be subject to a lock-up period of sixty (60) days following the date of this prospectus supplement. This means that, subject to certain exceptions, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

BTIG, in its sole discretion, may release the securities subject to any of the lock-up agreements described above, in whole or in part at any time.

Nasdaq Global Market Listing

The shares of our Common Stock are listed on the Nasdaq Global Market under the symbol “LWAY”.

Passive Market Making

In connection with this offering, BTIG may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress.

These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. BTIG is not required to engage in passive market making, and, if BTIG commences these activities, it may discontinue them at any time. BTIG may carry out these transactions on the Nasdaq Global Market, in the over the counter market or otherwise.

Neither we nor BTIG make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor BTIG make any representation that BTIG will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

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Other relationships

BTIG and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerages and other financial and non-financial activities and services. BTIG and/or its affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions for these transactions.

In addition, from time to time, in the ordinary course of its business activities, BTIG and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. BTIG and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

General

Other than in the United States, no action has been taken by us or BTIG that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus supplement are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance.

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As any offer of shares of Common Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), BTIG is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the Cayman Islands

This document does not constitute a public offer of, or an invitation to the public to purchase, units, warrants or Common Stock in the Company, whether by way of sale or subscription, in the Cayman Islands. Units, warrants and Common Stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Common Stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)      to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)      to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

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(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Common Stock shall require us or BTIG to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with BTIG and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Common Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Common Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of BTIG has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in Hong Kong

The shares of Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of the same and agree to it.

Notice to prospective investors in Japan

The shares of Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

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Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(d)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(e)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

Securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Common Stock pursuant to an offer made under Section 275 of the SFA except:

(i).     to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(e)(ii) of the SFA;

(ii).     where no consideration is or will be given for the transfer;

(iii).     where the transfer is by operation of law;

(iv).     as specified in Section 276(7) of the SFA; or

(v).     as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer to sell shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Common Stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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Notice to prospective investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Common Stock. No shares of Common Stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Common Stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act ("FinSA"):

(a)      to any person which is a professional client as defined under the FinSA;

(b)      to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the lead bookrunner for any such offer; or

(c)      in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Common Stock shall require the Company or BTIG to publish a prospectus pursuant to Article 35 FinSA.

The shares of Common Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of Common Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in the United Kingdom

No shares of Common Stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Common Stock which has been approved by the Financial Conduct Authority, except that the shares of Common Stock may be offered to the public in the United Kingdom at any time:

(a)    to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)    in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of Common Stock shall require the Company or BTIG to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

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In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Common Stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

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Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock purchased in accordance with this prospectus supplement, but does not purport to be a complete analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended(the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service(the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any alternative minimum tax consequences. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	Non-U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a straddle, wash sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or other pass-thru entities for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own or have owned, or are deemed to own or to have owned, more than 5% of our common stock;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

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If an entity (or arrangement) treated as a partnership or other pass-thru entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner of the entity will depend on the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our common stock and the partners or beneficial owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. Holder” nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes. A U.S. Holder is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	an entity created or organized under the laws of the United States, any state thereof, or the District of Columbia that is classified as a corporation for U.S. federal income tax purposes;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

In general, distributions of cash or other property on our common stock (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will not be treated as a dividend for U.S. federal income tax purposes. Rather, the excess will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any further excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.” Any such distributions will also be subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax generally in the same manner as if the Non-U.S. Holder were a U.S. person (within the meaning of Section 7701(a)(30) of the Code), and be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.

Sale or Other Taxable Disposition

Subject to the discussions below regarding FATCA and backup withholding (see “— Information Reporting and Backup Withholding” and “— Additional Withholding Tax on Payments Made to Foreign Accounts”), a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the gain is recognized by a Non-U.S. Holder that is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI (as defined under Section 897(c) of the Code), by reason of our status as a U.S. real property holding corporation, or USRPHC (as defined under Section 897(c)(2)), for U.S. federal income tax purposes, at any time within the five-year period preceding the disposition or, if shorter, the Non-U.S. Holder’s holding period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person (within the meaning of Section 7701(a)(30) of the Code) and be taxed under regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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With respect to the third bullet point above, while we believe that we are not a USRPHC, we have not yet made a formal determination on our status as a USRPHC. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, however, our common stock will not be treated as a USRPI with respect to a Non-U.S. Holder if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (such as the New York Stock Exchange), and such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or the Non-U.S. Holder’s holding period for, our common stock. We expect our common stock to be regularly traded on an established securities market. However, if we are a USRPHC and our common stock is not considered regularly traded on an established securities market at any time during the calendar year in which the sale or other taxable disposition occurs, (1) such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and (2) a buyer of our common stock from such Non-U.S. holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.

Non-U.S. Holders should consult their tax advisors regarding the application of the above to their particular situation, including the potential application of any available income tax treaty that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person (within the meaning of Section 7701(a)(30) of the Code), and the holder either timely certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP, or otherwise timely establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person (within the meaning of Section 7701(a)(30) of the Code), or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established or organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

S-24

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

S-25

LEGAL MATTERS

Certain legal matters regarding the validity of the Common Stock offered hereby have been passed upon for us by Kelley Drye & Warren LLP in Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriter by White & Case LLP in New York, New York. Wachtell, Lipton, Rosen & Katz, New York, New York, acted as counsel for the selling stockholder.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-26

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291148

LIFEWAY FOODS, INC.

3,454,756 shares of Common Stock

____________________________

The selling stockholder (the “Selling Stockholder”) named herein may offer from time to time up to 3,454,756 shares of our common stock, no par value (“Common Stock”), in amounts, at prices and on terms to be determined at the time of sale. We will not receive any of the proceeds from the sale of the shares of Common Stock being sold by the Selling Stockholder, but we have agreed to pay certain registration expenses. See “Use of Proceeds” herein.

We have registered the offering and resale of the shares of Common Stock to allow the Selling Stockholder to sell these shares of Common Stock without restriction in the open market or otherwise in accordance with the terms of the Cooperation Agreement dated September 30, 2025 between us and the Selling Stockholder. The registration of the shares of Common Stock does not necessarily mean that the Selling Stockholder will offer or sell its shares of Common Stock. See “Selling Stockholder” herein.

The Selling Stockholder may sell the shares of Common Stock offered hereby directly to purchasers or through underwriters, dealers, brokers or agents designated from time to time. Sales of shares of Common Stock in particular offerings may be made on The Nasdaq Global Market (“Nasdaq”) or in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then-current market price, at fixed prices (which may be changed) or in negotiated transactions or in any other manner as described in the section entitled “Plan of Distribution.” To the extent required for any offering, a supplement to this prospectus (a “prospectus supplement”) will set forth the number of shares of Common Stock then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. Any such prospectus supplement will also contain a discussion of the material United States Federal income tax considerations relating to the Common Stock to the extent required and not contained herein. See “Plan of Distribution” herein.

Our Common Stock is traded on Nasdaq under the symbol “LWAY.” On December 9, 2025, the last reported sale price of our Common Stock on Nasdaq was $23.43 per share.

Investing in our Common Stock involves risks. You should carefully read and consider “Risk Factors” beginning on page7 of this prospectus, in any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, any additional information set forth in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the Securities and Exchange Commission (“SEC”) from time to time.

____________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any applicable prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable prospectus supplement is current only as of the date on the front of those documents.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus or any applicable prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Stockholder may from time to time, in one or more offerings, sell any and all of the shares of Common Stock described in this prospectus.

A prospectus supplement may also add, update, or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Unless otherwise expressly stated or the context otherwise requires, the “Company,” “we,” “us,” and “our” as used herein refer to Lifeway Foods, Inc. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC and other information concerning us are also available to the public on our website at http://www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus and any applicable prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025 (our “Form 10-K”);

•	Amendment No. 1 to our Form 10-K, filed with the SEC on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 12, 2025 and November 12, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2025, March 6, 2025, June 23, 2025, October 1, 2025, October 1, 2025, October 9, 2025, October 30, 2025, November 4, 2025, November 7, 2025 and December 1, 2025 with respect to the portions of such filings that were filed and not furnished; and

•	the description of our Common Stock contained in Exhibit 4.1 to our Form 10-K, and any subsequent amendments and reports to update that description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any applicable prospectus supplement and any previously filed documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

Attention: Secretary

Telephone (847) 967-1010

You may also obtain copies of these filings, at no cost, by accessing our website at https://lifewaykefir.com/investor-relations/; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents we incorporate by reference each contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect our current views with respect to, among other things, future events and performance. These statements may discuss, among other things, our net sales, gross margin, operating expenses, operating income, net income, adjusted EBITDA, cash flow, financial condition, financings, impairments, expenditures, growth, strategies, plans, achievements, dividends, capital structure, organizational structure, future store openings, market opportunities and general market and industry conditions. We generally identify forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement.

These risks and uncertainties include those risks, uncertainties and factors discussed in the “Risk Factors” section of our Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and contained or incorporated by reference in any applicable prospectus supplement. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable securities laws and regulations.

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Stock. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

As used in this prospectus and any applicable prospectus supplement, references to the "Company," "Lifeway," "we," "us," "our" and similar terms refer to Lifeway Foods, Inc. and its subsidiaries.

OUR BUSINESS

Lifeway was founded in 1986 by Michael Smolyansky, ten years after he and his family emigrated from Eastern Europe to the United States. Lifeway was the first to successfully introduce kefir to the U.S. consumer on a commercial scale, initially catering to ethnic consumers in the Chicago, Illinois metropolitan area. Lifeway has grown to become the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

Our primary product is drinkable kefir, a cultured dairy product. Lifeway Kefir is tart and tangy, high in protein, calcium and vitamin D. The Company manufactures (directly or through a co-manufacturer) and markets products under the Lifeway, Fresh Made, and GlenOaks Farms brand names, as well as under private labels on behalf of certain customers.

The Company’s product categories are:

•	Drinkable Kefir, a cultured dairy product sold in a variety of organic and non-organic sizes, flavors, and types.

•	European-style soft cheeses, including farmer cheese, white cheese, and Sweet Kiss.

•	Cream and other, which primarily consists of cream, a byproduct of raw milk processing.

•	Drinkable Yogurt, sold in a variety of sizes and flavors.

•	ProBugs, a line of kefir products designed for children.

•	Other Dairy, which primarily consists of Fresh Made butter and sour cream.

Our Common Stock is traded on NASDAQ under the symbol “LWAY.”

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 6431 West Oakton St., Morton Grove, IL 60053. Our telephone number is (847) 967-1010. We maintain a website at www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

5

THE OFFERING

Selling Stockholder	Danone North America PBC and its affiliates

Securities that may be offered by the Selling Stockholder from time to time	Up to 3,454,756 shares of Common Stock

Number of shares of Common Stock outstanding before and after the offering assuming the sale of all shares of Common Stock offered	15,228,763[1]

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholder.

Nasdaq symbol	LWAY

----------------------------------

1 The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, (ii) set forth below, and (iii) contained or incorporated by reference in any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Relating to the Offering

Substantial resales or future issuances of the Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part.  These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You may incur substantial dilution as a result of certain future equity issuances.

We have approximately 3.4 million shares of Common Stock available for issuance under our equity incentive plans, of which approximately 225,000 are issuable upon exercise or vesting of outstanding awards.  To the extent that these awards or awards issued in the future vest or are exercised, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Provisions of our articles of incorporation and Illinois law could make it more difficult for a third party to acquire us.

Provisions of our articles of incorporation, as well as of Section 11.75 of the Illinois Business Corporations Act (the “ILBCA”), could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our articles of incorporation authorizes the issuance of 2,500,000 shares of preferred stock.  The terms of our preferred stock may be fixed by the company’s board of directors without further stockholder action.  The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock.  Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock.   In addition, as described in the risk factor in our Form 10-K titled “Our shareholder rights plan includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable,” our rights plan will cause substantial dilution to any person, entity or group that acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock (or, to the extent any person, entity or group beneficially owned 20% or more of the outstanding shares of Common Stock as of immediately prior to the first public announcement of the adoption of the Rights Agreement (as defined in our Form 10-K), such person, entity or group acquires any additional shares). As a result, the overall effect of the Rights Agreement and the issuance of the rights thereunder may be to discourage any person, entity or group from gaining a control or control-like position in the Company or engaging in other tactics, potentially disadvantaging the interests of the Company’s stockholders, without negotiating with our board of directors and without paying an appropriate control premium to all stockholders.

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Under Section 11.75 of the ILBCA, Illinois corporations whose securities are listed on a national securities exchange, like Nasdaq, may not engage in business combinations such as mergers or acquisitions with any interested stockholders, defined as an entity or person beneficially owning 15% or more of our outstanding Common Stock, without obtaining certain prior approvals.  As a result of the application of Section 11.75, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby depriving holders of the Company’s securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

We do not currently intend to pay dividends on our Common Stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

At the present time, we intend to use available funds to finance our operations. Our loan agreements also contain provisions which restrict our ability to pay dividends on our Common Stock. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying cash dividends on our Common Stock for the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of shares of Common Stock covered by this prospectus. We will not receive any proceeds from any sale of shares of Common Stock covered by this prospectus by the Selling Stockholder.

The Selling Stockholder will pay any underwriting discounts or commissions, certain out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes it incurs in disposing of the shares of Common Stock.

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SELLING STOCKHOLDER

This prospectus relates to the resale by one of our stockholders, who we refer to in this prospectus as the “Selling Stockholder,” from time to time of up to an aggregate of 3,454,756 shares of Common Stock beneficially owned by them as of December 9, 2025. We have registered the offering and resale of such shares of Common Stock to allow the Selling Stockholder to sell these shares of Common Stock without restriction in the open market or otherwise in accordance with the terms of the Cooperation Agreement dated September 30, 2025 between us and the Selling Stockholder. The registration of the shares of Common Stock does not necessarily mean that the Selling Stockholder will offer or sell all or any of its shares of Common Stock. The Selling Stockholder will pay any underwriting discounts or commissions, their out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes they incur in disposing of the shares of Common Stock.

Because the Selling Stockholder may sell all, some or none of its shares of Common Stock, the table assumes that the Selling Stockholder is offering, and will sell, all of the shares of Common Stock to which this prospectus relates.

The Selling Stockholder and its pledgees, donees, transferees or other successors in interest may sell the shares of Common Stock offered hereby directly to purchasers or through underwriters, dealers, brokers or agents designated from time to time. Sales of shares of Common Stock, in particular offerings, may be made on Nasdaq or in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price, at fixed prices (which may be changed) or in negotiated transactions. To the extent required for any offering, a prospectus supplement will set forth the number of shares of Common Stock then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. See “Plan of Distribution” in this prospectus for more information.

Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered	Percentage of Outstanding Common Stock Beneficially Owned, Assuming the Sale of all Shares of Common Stock Offered(2)
Danone North America PBC (3) 1 Maple Avenue White Plains, NY 10605	3,454,756	3,454,756	0	–%
Total	3,454,756	3,454,756	0	–%

____________________

(1)	The information in this table is based solely on statements in the Selling Stockholder’s Schedule 13D/A No. 11 filed with the SEC on September 30, 2025 or other information made available to the Company by the Selling Stockholder.

(2)	Applicable percentage of ownership is based on 15,228,763 shares of Common Stock issued and outstanding as of December 9, 2025, together with all applicable options, warrants and other securities convertible into shares of Common Stock for the Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after December 9, 2025 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights.

(3)	Danone North America PBC has sole voting and sole dispositive power with regard to 3,454,756 shares of Common Stock. Danone North America PBC is a wholly owned subsidiary of Danone S.A. Danone S.A., by virtue of its relationship to Danone North America PBC, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Danone North America PBC directly beneficially owns. Danone S.A. disclaims beneficial ownership of such shares of Common Stock for all other purposes.

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Stockholders’ Agreement

On October 1, 1999, the Company entered into the Stockholders’ Agreement (as amended, the “Stockholders’ Agreement”), by and among the Company, Danone Foods, Inc., Michael Smolyansky, Ludmila Smolyansky, Julie Smolyansky and Edward Smolyansky. The Stockholders’ Agreement provides, among other things, Danone the right to designate one director nominee, provides Danone with certain rights relating to certain future offerings and issuances of capital stock, and grants Danone registration rights.

Cooperation Agreement

On September 30, 2025, the Company and the Selling Stockholder entered into a Cooperation Agreement (the “Cooperation Agreement”). Key terms are summarized below.

Stockholders’ Agreement

Under the Cooperation Agreement, the parties have agreed to jointly seek a stay of the pending litigation relating to the Stockholders’ Agreement captioned Danone North America PBC v. Lifeway Foods, Inc. et al. In addition, the Company has agreed to comply with the terms of the Stockholders’ Agreement (without contesting or admitting its validity) except that, among other things:

•	The Selling Stockholder’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Julie Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Directors (as defined below));

•	The Selling Stockholder waives its right to Board and committee representation;

•	The Selling Stockholder waives its right of first refusal after the existing 2% cap provided under the Stockholders’ Agreement has been reached with respect to (1) sales by Edward Smolyansky and Ludmila Smolyansky of up to 100,000 shares of Common Stock per month in the remaining calendar year, subject to Edward Smolyansky and Ludmila Smolyansky waiving any claims to the right of first refusal on sales of Common Stock by the Selling Stockholder held by Michael Smolyansky’s estate, and (2) sales by Julie Smolyansky of up to 100,000 shares of Common Stock per month in the remaining calendar year, subject to Julie Smolyansky waiving any claims to the right of first refusal on sales of Common Stock by the Selling Stockholder held by Michael Smolyansky’s estate;

•	The Selling Stockholder’s rights under the Stockholders’ Agreement, other than rights related to registration of shares and books and records, will terminate once the Selling Stockholder and its affiliates collectively own fewer than 761,438 shares of the Company’s outstanding Common Stock (as adjusted for any reverse stock split or similar recapitalization).

Board Refreshment

The Cooperation Agreement provides that, by October 30, 2025, the Company’s board of directors (the “Board”) will appoint three new directors (the “New Independent Directors”) who are (1) independent under Nasdaq rules; (2) unaffiliated with Julie Smolyansky, her spouse, Edward Smolyansky, Ludmila Smolyansky (the foregoing collectively, the “Smolyansky Family”), Selling Stockholder, the Company and any current director of the Company; and (3) selected by the Board’s Strategic Review Committee (the “SRC”), subject to Selling Stockholder’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed. In connection with and effective upon the appointment of the New Independent Directors to the Board, Pol Sikar must step down from the Board.

Additionally, by November 14, 2025, the Board will appoint a fourth new director (the “Additional Independent Director”) who is (1) independent under Nasdaq rules; (2) unaffiliated with the Smolyansky family, Selling Stockholder, the Company and any current director of the Company; and (3) selected by the SRC, subject to Selling Stockholder’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed.

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Pursuant to the Cooperation Agreement, the Company agreed to hold its 2025 annual meeting of shareholders (the “2025 Annual Meeting”) on or before December 31, 2025 and that the Board would nominate for election at the 2025 Annual Meeting a slate consisting of the New Independent Directors, the Additional Independent Director and no more than five current directors. The Selling Stockholder agreed to vote all of the shares of Common Stock it beneficially owns in favor of the Board’s slate if nominated in accordance with the Cooperation Agreement. In addition, the Selling Stockholder agreed to vote in favor of any proposals recommended by the Board for amendments to the Company’s Articles of Incorporation providing for customary director exculpation and indemnification provisions, so long as such provisions do not provide any additional protection with respect to, or otherwise apply to, the conduct by, or at the direction of, the Company or the Board, which is the subject of the pending litigation between the Company and the Selling Stockholder relating to the Stockholders’ Agreement, or retroactively apply to actions or inactions before the 2025 Annual Meeting.

The Company agreed to hold the 2026 Annual Meeting on or before June 30, 2026. Pursuant to the Cooperation Agreement, the Board’s nominees for the 2026 Annual Meeting will be limited to a slate of seven individuals (unless the size of the Board is increased by adding any additional directors through the process described above with respect to the New Independent Directors) that includes all three New Independent Directors and the Additional Independent Director and that excludes Jason Scher. The Selling Stockholder has agreed to vote all of the shares of Common Stock it beneficially owns in favor of this slate if nominated in accordance with the Cooperation Agreement.

Under the Cooperation Agreement, the Selling Stockholder has also agreed that the Selling Stockholder will not act by written consent as to any proposal contained in the definitive consent statement filed by Edward Smolyansky, Ludmila Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen. Additionally, the Selling Stockholder agreed that if, at any time prior to June 30, 2026, Edward Smolyansky or Ludmila Smolyansky or any person with whom Edward Smolyansky or Ludmila Smolyansky has formed a group (as such term is defined under the Exchange Act, and the rules and regulations promulgated thereunder) calls a special meeting of the Company’s shareholders or commences a consent solicitation, the Selling Stockholder will vote or consent, as applicable, with respect to all shares of Common Stock it beneficially owns in accordance with the Board’s recommendations on all matters relating to Board composition and, with certain exceptions, the Company’s organizational documents.

The Cooperation Agreement provides that, before the earlier of October 30, 2025 and the appointment of the third New Independent Director, the Board will appoint a new Chairperson, who is independent under Nasdaq rules and not a member of management or the Smolyansky Family.

Registration Rights

Under the Cooperation Agreement, the Company agreed to provide the Selling Stockholder with resale registration rights on customary terms and conditions, including filing a “shelf” registration statement with the SEC within 30 days of the date of the Cooperation Agreement, covering all shares of Common Stock beneficially owned by the Selling Stockholder and its affiliates, and using reasonable best efforts to have such registration statement be declared effective by the SEC. The registration statement of which this prospectus forms a part was filed to satisfy our registration obligations under the Cooperation Agreement.

The Cooperation Agreement provides that the Selling Stockholder may not request more than (a) two underwritten offerings not involving any “road show,” which is commonly known as a “block trade” or (b) one underwritten offering that is not a block trade under the registration statement of which this prospectus forms a part in any 60-day period. Following the effectiveness of this shelf registration statement, the Company must either (1) certify to the Selling Stockholder that none of the information provided to the Selling Stockholder or its affiliates by the Company during the period between August 1, 2025 and September 17, 2025 when the Selling Stockholder was engaged in due diligence with respect to a potential transaction with the Company (the “Due Diligence Period”) constitutes material nonpublic information or (2) publicly disclose such information, and subsequently certify that none of the information provided to the Selling Stockholder or its affiliates during the Due Diligence Period constitutes material nonpublic information. However, if public disclosure of such information would be materially detrimental to the Company, the Company may delay the public disclosure of such information for up to 30 days.

The Company also agreed to use reasonable best efforts to take such further action as the Selling Stockholder may reasonably request, all to the extent required from time to time, to enable the Selling Stockholder to sell shares of Registrable Stock (as defined in the Stockholders’ Agreement) without registration under the Securities Act within the safe harbor provided by Rule 144 thereunder.

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Non-Disparagement Obligations

Both the Company and the Selling Stockholder, on behalf of themselves and their respective affiliates and representatives, agreed to mutual non-disparagement provisions, effective until two years after the Selling Stockholder and its affiliates cease to beneficially own any shares of Common Stock.

Duration

All of Selling Stockholder’s obligations (other than the non-disparagement covenants) cease to apply upon certain “triggering events,” including breaches of the Cooperation Agreement by the Company or certain statements by the Company, Julie Smolyansky or any of their respective affiliates or representatives challenging the validity of the Cooperation Agreement or the Stockholders’ Agreement. Additionally, if Julie Smolyansky is deemed to have breached the Cooperation Agreement while she is Chief Executive Officer of the Company, such breach will be a triggering event under the Cooperation Agreement unless the Board terminates Julie Smolyansky for cause as a result of such breach within a specified time period.

All of the Company’s obligations under the Stockholders’ Agreement (other than those relating to the Selling Stockholder’s registration rights and rights with respect to inspection of our books and records) cease to apply after Selling Stockholder and its affiliates no longer collectively beneficially own at least 761,438 (as adjusted for any reverse stock split or similar recapitalization). The Company’s obligations under the Cooperation Agreement (other than the non-disparagement covenants) cease to apply after the Selling Stockholder and its affiliates cease to beneficially own any shares of Common Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, donees, transferees or other successors in interest may offer and sell, from time to time, some or all of the Common Stock covered by this prospectus. We have registered the shares of Common Stock covered by this prospectus for offer and sale by the Selling Stockholder so that those shares of Common Stock may be freely sold to the public by them. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.

The Selling Stockholder and its distributees, pledgees, donees, transferees or other successors in interest may sell the shares of Common Stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through sales on the Nasdaq or any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the shares of Common Stock by a broker-dealer as principal and resales of the shares of Common Stock by the broker-dealer for its account under this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will state the aggregate amount of Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any required prospectus supplement, and post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

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In connection with the sale of the shares of Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent.

The Common Stock is traded on Nasdaq under the symbol “LWAY.”

Any underwriters, broker-dealers or agents participating in the distribution of the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

Some of the shares of Common Stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

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LEGAL MATTERS

Certain legal matters regarding the validity of the Common Stock offered hereby have been passed upon for us by Kelley Drye & Warren LLP in Chicago, Illinois.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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LIFEWAY FOODS, INC.

3,454,7856 Shares of Common Stock

PROSPECTUS SUPPLEMENT

BTIG, LLC

May 14 , 2026